EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

OF

COMMERCE DEVELOPMENT CORPORATION, LTD.

a Maryland corporation

AND

COMMERCE DEVELOPMENT CORPORATION, LTD.

a Delaware corporation

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of April 7, 2006, by and between Commerce Development Corporation, Ltd., a Maryland corporation (“CDPC Maryland”), and Commerce Development Corporation, Ltd., a Delaware corporation (“CDPC Delaware”), a wholly-owned subsidiary of CDPC Maryland. CDPC Delaware and CDPC Maryland are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. CDPC Maryland is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has an authorized capital of 300,000,000 shares, consisting of 300,000,000 shares of common stock with no par value per share (“Maryland Common Stock”). As of March 21, 2006, a total of 98,285,596 shares of Maryland Common Stock were issued and outstanding, and there were no outstanding options or warrants for the purchase of Maryland Common Stock.

B. It is contemplated that CDPC Maryland will conduct a reverse stock split in which each two thousand one hundred eighty four (2,184) shares shall be converted into one (1) share of Maryland Common Stock, subject to stockholder approval at a special meeting of the stockholders of CDPC Maryland, to be held April 7, 2006.

C.  CDPC Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the total number of shares of capital stock which CDPC Delaware has the authority to issue is fifty million (50,000,000) shares of common stock, $0.001 par value per share (“Delaware Common Stock”), and five million (5,000,000) shares of preferred stock, $0.001 par value (“Delaware Preferred Stock”). As of April 7, 2006, one hundred (100) shares of Delaware Common Stock and no shares of Delaware Preferred Stock, were issued and outstanding. Upon the Effective Date of the Merger, as hereinafter defined, each of said 100 currently outstanding shares of Delaware Common Stock shall be canceled and returned to the status of authorized but unissued shares.

D. The Board of Directors of CDPC Maryland has determined that, for the purpose of effectuating the reincorporation of CDPC Maryland in the State of Delaware, it is advisable and in the best interests of CDPC Maryland that CDPC Maryland merge with and into CDPC Delaware upon the terms and conditions herein provided.

E. The respective Boards of Directors of CDPC Delaware and CDPC Maryland have approved this Agreement, and the Boards of Directors of CDPC Delaware and CDPC Maryland have directed that this Agreement be submitted for approval by written consent of their respective stockholders and that it be executed by the undersigned officer.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, CDPC Delaware and CDPC Maryland hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.	EFFECTUATION OF MERGER

1.1  Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Corporations and Association Article of the Annotated Code of Maryland, CDPC Maryland shall be merged with and into CDPC Delaware (the “Merger”), and the separate existence of CDPC Maryland shall cease. CDPC Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation” and the name of the Surviving Corporation shall be “Commerce Development Corporation, Ltd.”

1.2      Filing and Other Requirements for Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Corporations and Association Article of the Annotated Code of Maryland;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) An executed Certificate of Merger and other filings required by state law shall have been filed with the Secretary of State of the State of Delaware (“Certificate of Merger”); and

(d) Executed Articles of Merger meeting the requirements of the Corporations and Association Article of the Annotated Code of Maryland, and other filings required by state law shall have been filed with the Secretary of State of the State of Maryland (“Articles of Merger”).

Provided that the actions set forth in subsections (a) and (b) shall have been fulfilled, the effective time and date of the Merger (“Effective Date”) shall be at 5 p.m. EST on the later of (i) the date of acceptance for filing by the Delaware Secretary of State of the Certificate of Merger, and (ii) the date of acceptance for filing by the Maryland Department of Assessments and Taxation of the Articles of Merger.

1.3     Succession. Upon the Effective Date of Merger, the separate existence of CDPC Maryland shall cease and CDPC Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, privileges, franchises, powers and property as constituted immediately prior to the Effective Date of Merger, shall be subject to all actions previously taken by CDPC Maryland’s Board of Directors and shall succeed, without other transfer, to all of the assets, rights, privileges, franchises, powers and property of CDPC Maryland in the manner of and as more fully set forth in Section 259 of the Delaware General Corporation Law, and (ii) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of Merger and shall succeed, without other transfer, to all of the debts, liabilities and obligations of CDPC Maryland in the same manner as if CDPC Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Corporations and Association Article of the Annotated Code of Maryland.

2.	MANNER OF CONVERSION OF STOCK

2.1     CDPC Maryland Common Stock. Upon the Effective Date of Merger, each share of Maryland Common Stock, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any further action by the Constituent Corporations, their stockholders, or any other person, be converted into and exchanged for one fully paid and nonassessable share of Delaware Common Stock. No fractional share shall be issued upon the exchange of any share or shares of Maryland Common Stock for Delaware Common Stock.

2.2     CDPC Delaware Capital Stock. Upon the Effective Date of Merger, each share of Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

2.3     Exchange of Certificates. After the Effective Date of Merger, each holder of an outstanding certificate representing capital stock of CDPC Maryland may, at such shareholder’s option, surrender the same for cancellation to the Secretary of CDPC Delaware, or duly authorized transfer agent, as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the same number of shares of the Surviving Corporation’s capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of CDPC Maryland capital stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s capital stock into which such shares of CDPC Maryland capital stock were converted in the Merger, after giving effect to any reverse stock split, stock split, or similar transaction occurring after the date of issuance of such certificate and prior to the Effective Date.

The registered owner on the books and records of the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of CDPC Maryland so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, and any additional legends required by applicable Blue Sky laws.

If any certificate for shares of CDPC Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of CDPC Delaware that such tax has been paid or is not payable.

3.	CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

3.1     Certificate of Incorporation. The Certificate of Incorporation of CDPC Delaware as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

3.2     Bylaws. The Bylaws of PLCDPC Delaware as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

3.3     Directors and Officers. The directors and officers of CDPC Maryland immediately prior to the Effective Date of Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until otherwise as provided by law, the Certificate of Incorporation of the Surviving Corporation or its Bylaws.

4.	MISCELLANEOUS

4.1      Covenants of CDPC Delaware. CDPC Delaware covenants and agrees that it will, on or before the Effective Date of Merger:

(a) File any and all documents with the Maryland State Department of Assessments and Taxation necessary for the assumption by CDPC Delaware of all of the franchise tax liabilities of CDPC Maryland; and

(b) Take such other actions as may be required by the Corporations and Association Article of the Annotated Code of Maryland or the applicable state securities laws.

4.2      Further Assurances. From time to time, as and when required by CDPC Delaware or by its successors or assigns, there shall be executed and delivered on behalf of CDPC Maryland such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by CDPC Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CDPC Maryland and otherwise to carry out the purposes of this Agreement, and the officers and directors of CDPC Delaware are fully authorized in the name and on behalf of CDPC Maryland or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3      Abandonment. At any time before the Effective Date of Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either CDPC Maryland or CDPC Delaware, or both, notwithstanding the approval of this Agreement by the stockholders of CDPC Maryland.

4.4      Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or articles of merger in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of either Constituent Corporation shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement, if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

4.5      Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 3500 South Dupont Highway, in the City of Dover, County of Kent, Delaware 19901; and Paracorp Incorporated is the registered agent of the Surviving Corporation at such address.

4.6      Agreement. Executed copies of this Agreement shall be on file at the principal place of business of the Surviving Corporation at 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, and copies thereof shall be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.7    Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware.

4.8    Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

4.9    Approval of CDPC Maryland as Sole Stockholder of CDPC Delaware. By its execution and delivery of this Agreement, CDPC Maryland, as sole shareholder of CDPC Delaware, consents to, approves and adopts this Agreement and the Plan of Merger, a copy of which is attached hereto as Exhibit A, and approves the Merger. CDPC Maryland agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement, the Plan of Merger and the Merger as the sole stockholder of CDPC Delaware.

4.10   Expenses. The Surviving Corporation shall pay all expenses of carrying this Agreement into effect and accomplishing the merger.

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IN WITNESS WHEREOF, this Agreement, having first been approved by resolution of the Boards of Directors of CDPC Maryland and CDPC Delaware, is hereby executed as of the date and year first written above on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

COMMERCE DEVELOPMENT CORPORATION, LTD., a Maryland corporation

By:	/s/ Silas Phillips
Silas Phillips Chief Executive Officer

COMMERCE DEVELOPMENT CORPORATION, LTD., a Delaware corporation

By:	/s/ Silas Phillips
Silas Phillips Chief Executive Officer

EXHIBIT A

PLAN OF MERGER

The following corporations are parties to this Plan of Merger: (i) Commerce Development Corporation, Ltd., a Maryland corporation (“CDPC Maryland”) and (ii) Commerce Development Corporation, Ltd., a Delaware corporation (“CDPC Delaware”).

1. CDPC Maryland owns all of the outstanding shares of CDPC Delaware.

2. CDPC Maryland shall be merged with and into CDPC Delaware (the “Merger”).

3. All of the shares of CDPC Delaware outstanding immediately prior to the Merger shall thereupon be canceled.

4. Upon the Merger, each one (1) outstanding share of common stock, no par value per share, of CDPC Maryland (“Maryland Common Stock”) shall be converted into one (1) share of common stock, par value of $.001 per share, of CDPC Delaware (“Delaware Common Stock”).

5. Each holder of shares of CDPC Maryland may thereupon surrender the share certificate or certificates to the Secretary of CDPC Delaware and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares into which the shares theretofore represented by a certificate or certificates so surrendered shall have been converted.

6. The officers and directors of CDPC Maryland immediately preceding the Merger shall be the officers and directors of CDPC Delaware immediately following the Merger.

7. The Certificate of Incorporation of CDPC Delaware as in effect immediately preceding the Merger shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

8.  The Bylaws of CDPC Delaware as in effect immediately preceding the Merger shall continue in full force and effect as the Bylaws of the surviving corporation.

9. The name of the surviving corporation shall be “Commerce Development Corporation, Ltd.”, a Delaware corporation.

10. The effective time and date of the Merger shall be at 5 p.m. EST on the later of (i) the date of acceptance for filing by the Delaware Secretary of State of the Certificate of Merger, and (ii) the date of acceptance for filing by the Maryland Department of Assessments and Taxation of the Articles of Merger.